                         NOTICE OF GUARANTEED DELIVERY
                                 IN RESPECT OF
             LIQUID YIELD OPTION(TRADEMARK) NOTES DUE MAY 27, 2013
                          (ZERO COUPON-SENIOR SECURED)
                                       OF
                         COLEMAN WORLDWIDE CORPORATION

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 20, 1997, UNLESS THE EXCHANGE OFFER IS EXTENDED.

                   THE DEPOSITARY FOR THE EXCHANGE OFFER IS:
                        FIRST TRUST NATIONAL ASSOCIATION

       By Mail:         By Facsimile Transmission:      By Hand or Overnight
 First Trust National         (612) 244-1537                  Courier:
      Association                                       First Trust National
    Corporate Trust        Confirm By Telephone:             Association
      Depository              (612) 973-5800             180 East 5th Street
    P.O. Box 64485                                        4th Floor Window
St. Paul, MN 55164-9549                                  St. Paul, MN 55101
 Attn: Corporate Trust                                  Attn: Corporate Trust

          DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR A TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

          This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the offer by Coleman Worldwide Corporation (the 'Company') to accept for exchange for cash any and all of its outstanding Liquid Yield Option(TM) Notes due May 27, 2013 (the 'LYONs') at $343.61 per
$1,000 principal amount at maturity, net to the exchanging holder of LYONs (a 'Holder'), upon the terms and subject to the conditions set forth in the Offer to Accept LYONs for Exchange for Cash dated May 23, 1997 (the 'Offer to Accept LYONs for Exchange for Cash') and in the related Letter of Transmittal (which collectively constitute the 'Exchange Offer') if certificates for the LYONs are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary by the Expiration Date.

          This form must be delivered by an Eligible Institution (as defined below) by hand or transmitted by telegram, facsimile transmission or mail to the Depositary as set forth below. All capitalized terms used herein but not defined herein have the meaning given them in the Offer to Accept LYONs for Exchange for Cash.

          This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

------------------

(TM)Trademark of Merrill Lynch & Co., Inc.
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Ladies and Gentlemen:

     The undersigned hereby surrender(s) for exchange for cash, pursuant to the terms of the Indenture dated as of May 27, 1993 between the Company and First Trust National Association, as successor Trustee, and upon the terms and subject to the conditions set forth in the Offer to Accept LYONs for Exchange for Cash and in the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount LYONs set forth below pursuant to the guaranteed delivery procedures described in 'THE EXCHANGE OFFER--Procedures for Exchanging LYONS' in the Offer to Accept LYONs for Exchange for Cash.

     The undersigned understands that LYONs surrendered for exchange will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that LYONs surrendered for exchange pursuant to the Exchange Offer may not be withdrawn, except under the limited circumstances described in the Offer to Accept LYONs for Exchange for Cash.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holders or
Authorized Signatory: __________________________________________________________
________________________________________________________________________________

Name(s) of Registered Holder(s):
________________________________________________________________________________
________________________________________________________________________________

                                 (PLEASE PRINT)

Principal Amount of LYONs Surrendered
for Exchange:
________________________________________________________________________________
________________________________________________________________________________

Certificate No(s). of LYONs (if available):
________________________________________________________________________________
________________________________________________________________________________

Address(es): ___________________________________________________________________
________________________________________________________________________________
                                          Zip Code

Area Code and Telephone No.:
________________________________________________________________________________
________________________________________________________________________________


     If LYONs will be delivered by book-entry transfer (including through ATOP), check trust company below:

/ /  The Depository Trust Company

/ /  Philadelphia Depository Trust Company

Depository Account No.: ________________________________________________________
Date: __________________________________________________________________________

     This Notice of Guaranteed Delivery must be signed by the Holder(s) of LYONs exactly as their name(s) appear on LYONs or on a security position listing as the owner of LYONs, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s): _______________________________________________________________________
________________________________________________________________________________
Capacity (full title) __________________________________________________________
Address(es) ____________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

DO NOT SEND LYONS WITH THIS FORM. LYONS SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program (each, an 'Eligible Institution'), hereby guarantees (i) that the LYONs surrendered for exchange hereby are in proper form for exchange (pursuant to the procedures set forth in 'THE EXCHANGE OFFER--Procedures for Exchanging LYONs' of the Offer to Accept LYONs for Exchange for Cash), and (ii) the Depositary will receive (a) such LYONS, or a Book-Entry Confirmation of the transfer of such LYONs into the Depositary's account at a Book-Entry Transfer Facility, or a confirmation of DTC's transfer of LYONs to the Depositary in accordance with DTC's ATOP procedures for transfer (pursuant to the procedure for book-entry transfer and ATOP transfer, respectively, set forth in the in 'THE EXCHANGE OFFER--Procedures for Exchanging LYONs' in the Offer to Accept LYONs for Exchange for Cash), and (b) a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer or ATOP transfer, an Agent's Message), and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange, Inc. trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and LYONs to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: __________________________________________________________________

Address: _______________________________________________________________________
________________________________________________________________________________
                                                                      (Zip Code)

Area Code and
Telephone No.: _________________________________________________________________

________________________________________________________________________________
                             (Authorized Signature)

Name: __________________________________________________________________________
                                 (Please Print)

Title: _________________________________________________________________________

Dated: __________________________________________________________________ , 1997